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EXHIBIT 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust
Distribution Date of March 15, 2002 for the Collection Period February 1, 2002 through February 28, 2002

	Total		Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,455,000,000.00		$382,500,000.00	$462,000,000.00	$391,000,000.00	$219,500,000.00
Receivables Pool Balance	$1,500,000,001.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			3.470%	3.770%	4.4749%	4.720%
Final Scheduled Payment Date			September 16, 2002	July 15, 2004	December 15, 2005	September 15, 2008
Number of Contracts	104,437
Weighted Average A.P.R.	8.55%
Weighted Average Remaining Term	50.65	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,133,707,910.56		$61,207,910.56	$462,000,000.00	$391,000,000.00	$219,500,000.00
Receivables Pool Balance	$1,178,707,911.56
Securities Pool Factor	0.77918069		0.16002068	1.00000000	1.00000000	1.00000000
Number of Contracts	91,773
Weighted Average A.P.R.	8.58%
Weighted Average Remaining Term	45.92	months
Precompute and Simple Interest Advances	$2,599,134.28
Payahead Account Balance	$808,532.16
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,086,896,866.78		$14,396,866.78	$462,000,000.00	$391,000,000.00	$219,500,000.00
Receivables Pool Balance	$1,131,896,867.78
Securities Pool Factor	0.74700816		0.03763887	1.00000000	1.00000000	1.00000000
Number of Contracts	89,623
Weighted Average A.P.R.	8.59%
Weighted Average Remaining Term	45.19	months
Precompute and Simple Interest Advances	$2,711,221.57
Payahead Account Balance	$731,177.32
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Account
Initial Deposit Amount	$0.00
Specified Reserve Account Percentage	0.00%
Specified Reserve Account Amount	$0.00
Specified Reserve Account Percentage (if Condition i or ii met)	5.50%
Specified Reserve Account Amount (if Condition i or ii met)	$59,779,327.67
Beginning Balance	$0.00
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Account	$2,749,642.13

Reserve Account Balance Prior to Release	$2,749,642.13
Reserve Account Required Amount	$0.00
Reserve Account Release to Seller	$2,749,642.13

Ending Reserve Account Balance	$0.00

Revolving Liquidity Note
Total Amount Available	$7,500,000.00
Beginning of Period Balance	$0.00
Draws	$0.00
Reimbursements	$0.00

End of Period Balance	$0.00
Current Period Undrawn Amount	$7,500,000.00

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	59

Gross Principal Balance of Liquidated Receivables		$788,044.64
Net Liquidation Proceeds Received During the Collection Period		$(481,961.75)
Recoveries on Previously Liquidated Contracts		$(6,216.01)

Aggregate Credit Losses for the Collection Period		$299,866.88

Cumulative Credit Losses for all Periods	170	$763,750.30

Repossessed in Current Period	36

Annualized Average Charge-Off Rate
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:
Second Preceding Collection Period	0.15%
First Preceding Collection Period	0.19%
Current Collection Period	0.31%
Condition (i) (Charge-off Rate)
Three Month Average	0.22%
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts	Percent	Amount
31-60 Days Delinquent	0.90%	805	0.88%	$10,013,467.19
61-90 Days Delinquent	0.17%	154	0.17%	$1,934,798.75
Over 90 Days Delinquent	0.20%	176	0.22%	$2,454,804.91

Total Delinquencies		1,135		$14,403,070.85

Repossessed Vehicle Inventory		95*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period				0.32%
First Preceding Collection Period				0.39%
Current Collection Period				0.37%
Condition (ii) (Delinquency Percentage)
Three Month Average				0.36%
Delinquency Percentage Indicator (> 1.25%)				condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust
Distribution Date of March 15, 2002 for the Collection Period February 1, 2002 through February 28, 2002

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Collections
Principal Payments Received	$46,022,999.14
Interest Payments Received	$7,780,405.07
Net Precomputed Payahead Amount	$77,354.84
Aggregate Net Liquidation Proceeds Received	$488,177.76
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$54,368,936.81
Net Simple Interest Advance Amount	$8,035.80
Net Precomputed Advance Amount	$104,051.49

Total Available Amount	$54,481,024.10
Amounts Due
Servicing Fee	$982,256.59
Accrued and Unpaid Interest	$3,938,081.60
Principal	$46,811,043.78
Reserve Fund	$2,749,642.13

Total Amount Due	$54,481,024.10
Actual Distributions
Servicing Fee	$982,256.59
Interest	$3,938,081.60	$165,193.35	$1,451,450.00	$1,458,071.58	$863,366.67
Principal	$46,811,043.78	$46,811,043.78	$0.00	$0.00	$0.00
Reserve Fund	$2,749,642.13

Total Amount Distributed	$54,481,024.10	$46,976,237.13	$1,451,450.00	$1,458,071.58	$863,366.67

Monthly Information by Type of Loan

Precomputed Contracts
Scheduled Principal Collections		$1,762,178.70
Prepayments in Full	249 contracts	$815,846.72
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$2,671,421.93
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$104,051.49
Payahead Account—Payments Applied		$77,354.84
Payahead Account—Additional Payaheads		$0.00
Simple Interest Contracts
Collected Principal		$25,371,379.00
Prepayments in Full	1842 contracts	$18,073,594.72
Collected Interest		$7,687,008.56
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$8,035.80

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust
Payment Date of March 15, 2002 for the Collection Period of February 1 through February 28, 2002

		Class A3 Balance
Note Rates for March 15, 2002 Payment Date
One Month LIBOR		1.84750%
Spread		0.07000%

Note Rates:		1.91750%
Number of Days in Interest Period (Days)		28
Interest Payments
Interest Calculation for Current Interest Period At Certificate Payment Date:		583,133.06
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)		1,458,071.58
Paid to Swap Counterparty (Swap Payments Outgoing)		1,458,071.58
Proration %	0.00%
Interest Due to Noteholders (Swap Payments Incoming)		583,133.06
Interest Payment to Noteholders (Swap Payments Incoming)		583,133.06
Net Swap Payment due to / (received by) Swap Counterparty		(874,938.52)

Principal Payments
Principal Payment due to Investors		—
Ending Notional Balance		391,000,000.00
Swap Termination Payment		N/A
Note Rates for April 15, 2002 Payment Date
One Month LIBOR		1.90000%
Spread		0.07000%

Note Rates:		1.97000%
Number of Days in Interest Period (Days)		31

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust Distribution Date of March 15, 2002 for the Collection Period February 1, 2002 through February 28, 2002
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust Distribution Date of March 15, 2002 for the Collection Period February 1, 2002 through February 28, 2002
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-C Owner Trust Payment Date of March 15, 2002 for the Collection Period of February 1 through February 28, 2002